UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
Delaware	001-31441	23-2872718
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

4714 Gettysburg Road, P.O. Box 2034
Mechanicsburg, PA 17055
(Address of principal executive offices) (Zip Code)
(717) 972-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of stockholders (the “Annual Meeting”) of Select Medical Holdings Corporation (the “Company”) was held on May 12, 2011. At the Annual Meeting, the Company’s stockholders approved six proposals. The proposals below are described in the Company’s definitive proxy statement dated March 25, 2011. The results are as follows:
Proposal 1: The Election of Three Class II Directors to the Board of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bryan C. Cressey	138,416,682	3,334,288	0	4,093,775
Robert A. Ortenzio	137,752,916	3,998,054	0	4,093,775
Leopold Swergold	138,353,420	3,397,550	0	4,093,775
Proposal 2: Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
139,980,922	881,898	888,150	4,093,775
Proposal 3: Non-Binding Advisory Vote on the Frequency of the Advisory Vote on Compensation of the Company’s Named Executive Officers

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
139,161,173	2,186	1,729,713	857,898	4,093,775
Based on these results, the Company’s Board of Directors determined to hold a non-binding advisory vote on the compensation of the Company’s named executive officers once every year until the next frequency vote. A frequency vote is required to be held at least once every six years.
Proposal 4: Approval of the Company’s 2011 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,990,629	4,939,360	820,981	4,093,775

Proposal 5: Approval of Amendment No. 1 to the Company’s 2005 Equity Incentive Plan for Non-Employee Directors

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,977,663	4,927,274	846,033	4,093,775
Proposal 6: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011

Votes For	Votes Against	Abstentions	Broker Non-Votes
145,714,895	75,930	53,920	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION SELECT MEDICAL CORPORATION
Date: May 17, 2011	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary